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                                                                    Exhibit 99.2

                                  [LETTERHEAD]








                        Contact:        Darrell W. Crate
                                        Chief Financial Officer
                                        Affiliated Managers Group, Inc.
                                        (617) 747-3300

                        Contact:        J. David Wimberly, Chairman
                                                       or
                                        Thomas W. Duncan, President
                                        Frontier Capital Management Company, LLC
                                        (617) 261-0777


           AMG COMPLETES ITS INVESTMENT IN FRONTIER CAPITAL MANAGEMENT
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BOSTON, MA, JANUARY 18, 2000 - Affiliated Managers Group, Inc. (NYSE: AMG)
announced today that it has completed its previously announced investment in Frontier Capital Management Company, LLC ("Frontier"). AMG is a Boston-based holding company which acquires majority interests in mid-sized investment management firms. AMG's strategy is to generate growth through investments in new Affiliates, as well as through the internal growth of its existing Affiliates.

Frontier is a Boston-based asset management company which managed approximately $5.0 billion in assets at December 31, 1999. Frontier provides investment services to a diverse client base including corporate, public and multi-employer pension and profit sharing plans, foundations, endowments, and high net worth individuals. The Frontier approach to asset management is a highly disciplined stock selection process driven by intensive internal research which targets companies with prospects for above-average earnings growth over extended time periods. The firm offers seven investment management products: small-cap growth equity, growth equity, capital appreciation, mid-cap growth equity, large-cap growth equity, balanced, and long/short investment partnerships. Frontier was founded in 1980 by the firm's Chairman, J. David Wimberly, who, along with President Thomas W. Duncan and Frontier's other management partners, will continue to run the day-to-day operations of Frontier.

AMG has made investments in 15 Affiliates, which collectively managed $74 billion in assets at September 30, 1999. AMG's investment structure allows individual members of each Affiliate's management to retain or receive significant direct ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development, and operations support.


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AMG Completes Its Investment in Frontier Capital Management
Page 2 of 2


CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE, WHICH ARE PREFACED WITH WORDS OR PHRASES SUCH AS "VIEW," "WILL," "INTEND," "PLAN" OR SIMILAR WORDS OR PHRASES MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING CHANGES IN THE SECURITIES OR FINANCIAL MARKETS OR IN GENERAL ECONOMIC CONDITIONS, THE AVAILABILITY OF EQUITY AND DEBT FINANCING, COMPETITION FOR ACQUISITIONS OF INTERESTS IN INVESTMENT MANAGEMENT FIRMS, THE PERFORMANCE OF THE EXISTING OPERATIONS AT FRONTIER CAPITAL MANAGEMENT COMPANY, LLC, AND OTHER RISKS DETAILED FROM TIME TO TIME IN AMG'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. REFERENCE IS HEREBY MADE TO THE "CAUTIONARY STATEMENTS" SET FORTH IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998.

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            FOR MORE INFORMATION ON AFFILIATED MANAGERS GROUP, INC.,
                   PLEASE VISIT AMG'S WEB SITE AT WWW.AMG.COM